UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard, Suite 110, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 550-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2017, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into a royalty agreement (the “Royalty Agreement”) with a subsidiary of Aziyo Biologics, Inc. (“Aziyo”) pursuant to which Ligand will receive a portion of revenues (“royalties”) from certain marketed products that Aziyo acquired from Cormatrix Cardiovascular, Inc. (“Cormatrix”). Pursuant to the Royalty Agreement, Ligand will receive $10 million from Aziyo to buydown the royalty rate on the products Cormatrix is selling to Aziyo. In May 2016, Ligand acquired rights to royalties on these products and several pipeline extracellular matrix (ECM) programs from CorMatrix for $17.5 million. The Royalty Agreement closed on May 31, 2017, in connection with the closing of the asset sale from Cormatrix to Aziyo (the “Cormatrix Asset Sale”).

Pursuant to the Royalty Agreement, Ligand will receive a 5% royalty on the products Aziyo acquired in the Cormatrix Asset Sale, reduced from the original 20% royalty paid from CorMatrix pursuant to the previously announced Interest Purchase Agreement, dated May 3, 2016 (the “Original Interest Purchase Agreement”) between Cormatrix and Ligand. In addition, pursuant to the Royalty Agreement, Aziyo has agreed to pay Ligand up to $10 million of additional sales-based milestones tied to the commercial success of the products Aziyo acquired in the Cormatrix Asset Sale and to extend the term on these royalties by one year. The Royalty Agreement will terminate on May 31, 2027.

In addition, on May 31, 2017, Ligand entered into an amended and restated interest purchase agreement (the “Amended Interest Purchase Agreement”) with Cormatrix, which supersedes in its entirety the Original Interest Purchase Agreement. Other than removing the commercial products sold to Aziyo in the Cormatrix Sale, the terms of the Amended Interest Purchase Agreement remain unchanged with respect to the Cormatrix pipeline products, including the royalty rate of 5% on such pipeline products. The Amended Interest Purchase Agreement will terminate 10 years from the date of the first commercial sale of such products.

As previously disclosed, Jason Aryeh, a member of Ligand’s board of directors, was previously a member of CorMatrix’s board of directors. Mr. Aryeh resigned from CorMatrix’s board of directors on March 7, 2017, prior to Ligand’s consideration of the Amended Interest Purchase Agreement.

The foregoing descriptions of certain terms contained in the Royalty Agreement and the Amended Interest Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the copy of the Royalty Agreement and Amended Interest Purchase Agreement to be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2017 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this release. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding: the timing of the $10 million payment related to the buy-down by Aziyo of the royalty rate, which is expected to be paid in full by the end of 2017; the timing of the sales-based milestones; the launch of CorMatrix’s development stage products, if ever. Actual events or results may differ from Ligand's expectations. For example, Aziyo may not make the $10 million milestone payment as expected and may not be successful in commercializing the ECM products it has acquired from CorMatrix. Further, CorMatrix may not be successful in developing its ECM products and may abandon its development. Additional information concerning these and other risk factors affecting Ligand can be found in Ligand's public periodic filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

To be filed with Ligand’s Quarterly Report on Form 10-Q for the period ending June 30, 2017

Exhibit No.	Description
10.1	Royalty Agreement, dated May 31, 2017, by and between Ligand Pharmaceuticals Incorporated and Aziyo Med, LLC
10.2	Amended and Restated Interest Purchase Agreement, dated May 31, 2017, by and between Ligand Pharmaceuticals Incorporated and CorMatrix Cardiovascular, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date:    May 31, 2017
By:     /s/ Charles S. Berkman
Name: Charles S. Berkman
Title: Vice President, General Counsel and Secretary